UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 1, 2009
NEXICON, INC.
(Exact Name of Registrant as Specified in Its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-30244	13-3389415
(Commission File Number)	(IRS Employer Identification No.)
400 Gold SW, Suite 1000
Albuquerque, NM 87102
(Address of Principal Executive Offices)
(310)817-6600
(Registrant’s Telephone Number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 — Changes in Registrant’s Certifying Accountant
On June 26, 2009, Nexicon, Inc. (the “Registrant”) dismissed its independent auditor, Stark Winter Schenkein & Co., LLP (“SWS”) and appointed Kramer Weisman and Associates, LLP (“KWA”) as its independent auditor for the purposes of auditing its financial statements for the fiscal years ending December 31, 2006, 2007 and 2008.
During the Registrant’s fiscal years ending December 31, 2004 and 2005 (the most recent years for which its financial statements have been audited) and through the date of SWS’s dismissal, the Registrant had (i) no disagreements with SWS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to SWS’s satisfaction, would have caused SWS to make reference to the subject matter of such disagreement in connection with its reports for such years and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.
SWS’s reports on the Registrant’s financial statements for the fiscal years ending December 31, 2004 and 2005 (the most recent years for which the Registrant’s financial statements have been audited) did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph regarding the Registrant’s ability to continue as a going concern. This explanatory paragraph states that the Registrant has suffered recurring losses from operations and has working capital and stockholder deficits, and these factors raise substantial doubt about the Registrant’s ability to continue as a going concern.
The decision to change independent auditors was approved by the Registrant’s board of directors.
During the Registrant’s fiscal years ending December 31, 2004 and 2005 (the most recent years for which its financial statements have been audited) and through the date of SWS’s dismissal, neither the Registrant nor anyone on its behalf consulted with KWA regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.
The Registrant has provided SWS with a copy of this disclosure, and SWS has furnished a letter addressed to the U.S. Securities and Exchange Commission stating their agreement with the above statements. A copy of the letter is attached as Exhibit 16.1 and is incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits
     (d) Exhibits
     Exhibit 16.1 Letter from Stark Winter Schenkein & Co., LLP

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXICON, INC.
By:	/s/ Samuel M. Glines
Name:	Samuel M. Glines
Title:	President

Date: July 1, 2009

Exhibit Index

Exhibit 16.1	Letter from Stark Winter Schenkein & Co., LLP